Exhibit 10.20
BROADCOM CORPORATION
STOCK OPTION AGREEMENT
RECITALS
     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
     B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.
     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.
     NOW, THEREFORE, it is hereby agreed as follows:
     1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.
     2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.
     3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of Optionee and/or one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.
     4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6. Notwithstanding the foregoing, should the Optionee elect to exercise this option during any period during which the Optionee is under investigation by the

Corporation for Misconduct, then any Option Shares acquired by the Optionee as a result of such exercise and/or the net proceeds of any sale or sales of those acquired Option Shares (the gross sale proceeds less the Exercise Price and applicable withholding taxes due the Corporation and broker commissions) during such period shall be held by the Corporation in escrow until such time as the investigation is satisfactorily completed.
     5. Cessation of Service/Termination of Option. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:
     (a) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while holding this option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.
     (b) Should Optionee cease Service by reason his or her death, then this option, to the extent outstanding at that time but not otherwise vested and exercisable for all the Option Shares, shall immediately vest and become exercisable for that number of unvested Option Shares equal to the Accelerated Shares. The personal representative of Optionee’s estate or the person or persons to whom this option is transferred pursuant to Optionee’s will or in accordance with the laws of inheritance following Optionee’s death or any person to whom this option is transferred during Optionee’s lifetime pursuant to Paragraph 3, as the case may be, shall have the right to exercise this option. However, such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.
     (c) Should Optionee cease Service by reason of Permanent Disability, then this option, to the extent outstanding at that time but not otherwise vested and exercisable for all the Option Shares, shall immediately vest and become exercisable for that number of unvested Option Shares equal to the Accelerated Shares. Optionee (or any person to whom this option is transferred during Optionee’s lifetime pursuant to Paragraph 3) shall have a period of twelve (12) months measured from the date of such cessation of Service during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.
     (d) The applicable post-Service exercise period in effect for this option pursuant to the foregoing provisions of this Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within that otherwise applicable post-Service exercise period during which the exercise of this option or the immediate sale of the Option Shares acquired hereunder cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of this option beyond the Expiration Date.

     (e) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service, including any Option Shares which become Accelerated Shares upon Optionee’s cessation of Service by reason of death or Permanent Disability. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. Except as otherwise specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee, no additional Option Shares shall vest, whether pursuant to the normal exercise/vesting schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 6, following Optionee’s cessation of Service.
     (f) Should Optionee’s Service be terminated for Misconduct or should Optionee engage in Misconduct at any time Optionee holds this option, then this option shall terminate immediately and cease to remain outstanding.
     6. Special Acceleration of Option.
     (a) This option to the extent outstanding at the time of a Change in Control but not otherwise fully exercisable, shall NOT become exercisable on an accelerated basis if and to the extent: (i) this option is, in connection with the Change in Control, to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for the subsequent vesting and payout of that spread in accordance with the same option exercise/vesting schedule set forth in the Grant Notice and the special acceleration provisions of Paragraphs 5(b) and 5(c) of this Agreement. However, if none of the foregoing conditions apply to this option at the time of Change in Control, then this option shall automatically accelerate so that such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to this option and may be exercised for any or all of those shares as fully vested shares of Common Stock.
     (b) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent this option is assumed by the successor corporation (or parent thereof) in connection with the Change in Control or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction.
     (c) If this option is assumed in connection with a Change in Control or is otherwise to continue in full force and effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided the substituted common stock is readily tradable on an established United States securities exchange.
     (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, equitable adjustments shall be made by the Plan Administrator to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate to reflect such change, and those adjustments shall be final, binding and conclusive.
     8. Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and any required withholding taxes and become a holder of record of the purchased shares.
     9. Manner of Exercising Option.
     (a) To exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
     (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares.
     (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
     (A) cash or check made payable to the Corporation;

     (B) shares of Common Stock valued at Fair Market Value on the Exercise Date and held by Optionee (or any other person or persons exercising the option) for any requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes; or
     (C) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm(1) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise, and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on the settlement date to complete the sale.
     Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.
     (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
     (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.
(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.
(c) In no event may this option be exercised for any fractional shares.
     10. Authorized Leave of Absence/Change of Status.
(a) The following provisions shall apply in the event Optionee is absent from active Service by reason of an approved leave of absence:
               (i) Optionee shall not be deemed to have terminated Service while on a leave of absence authorized by the Corporation (or any Parent or Subsidiary). However, Optionee shall not be entitled to any Service vesting credit for the period of that leave, except to the extent expressly provided otherwise by the Corporation’s then current written leave of absence policy. In the absence of such Service vesting credit under that policy for all or any portion of the leave, the vesting/exercise schedule set forth in the Grant Notice shall be

(1)	With respect to Section 16 Insiders, the brokerage firm need only be reasonably satisfactory to the Corporation for purposes of administering such procedure.

suspended as of the date the leave commences or (if later) the last day of any period for which Optionee may be entitled to Service vesting credit with respect to that leave. As a result, this option may not vest or otherwise become exercisable as to one or more installments of the Option Shares during the period of such leave. In that event, Optionee shall have the opportunity to vest in those installments through additional Service beyond the normal vesting/exercise schedule for this option. The actual effect that a leave of absence will have upon the vesting of this option will be determined by the Corporation’s policies governing those subjects that are in effect at the time.
               (ii) If the leave of absence continues for more than three (3) months or beyond any longer period for which Optionee is provided with reemployment rights under law or by written agreement, then this option if designated as an Incentive Option in the Grant Notice shall automatically convert to a Non-Statutory Option upon the later of (x) the first date on which the period of such leave exceeds six (6)-months or, if applicable, (y) the end of the three (3)-month period measured from the first date Optionee is no longer provided with such reemployment rights under law or by written agreement. Following any such conversion of this option, all subsequent exercises of this option, whether effected before or after Optionee’s return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the income and employment withholding taxes applicable to such exercise.
               (iii) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.
(b) The exercise/vesting schedule set forth for this option in the Grant Notice may also be affected in the event Optionee changes from full-time to part-time Employee status. The actual effect that such a change in Employee status will have upon the vesting of this option will be determined by the Corporation’s policies governing such subject that are in effect at the time.
     11. Compliance with Laws and Regulations.
     (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.
     (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

     12. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.
     13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
     14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. The Plan Administrator shall have the discretionary authority to interpret and construe any term or provision of the Plan or this Agreement, and such interpretation shall be binding on all persons having an interest in this option.
     15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
     16. Mandatory Arbitration. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN OPTIONEE AND THE CORPORATION ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH THIS AGREEMENT OR THE OPTION EVIDENCED HEREBY OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN THE COUNTY IN WHICH THE OPTIONEE IS (OR HAS MOST RECENTLY BEEN) EMPLOYED BY THE CORPORATION (OR ANY PARENT OR SUBSIDIARY) AT THE TIME OF SUCH ARBITRATION. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT. THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS. THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT

PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY’S COSTS, EXPENSES AND ATTORNEY’S FEES. HOWEVER, THE ARBITRATOR’S COMPENSATION AND OTHER FEES AND COSTS UNIQUE TO ARBITRATION SHALL IN ALL EVENTS BE PAID BY THE CORPORATION. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR’S DECISION, SHALL BE KEPT CONFIDENTIAL.
     17. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall not become exercisable with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.
     18. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:
     (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Total and Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Total and Permanent Disability. For such purpose Total and Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to continue for a consecutive period of twelve (12) months or more.
     (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or

Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.
     (c) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.
     (d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

APPENDIX
     The following definitions shall be in effect under the Agreement:
     A. Accelerated Shares shall mean the number of Option Shares determined by multiplying the number of Option Shares (if any) which are unvested immediately prior to the Optionee’s cessation of Service by reason of death or Permanent Disability by a fraction, (i) the numerator of which shall be the number of months (rounded to the nearest whole month) that Optionee has remained in Employee status with the Corporation (or any Parent, Subsidiary or company acquired by the Corporation), up to a maximum of 48 months, and (ii) the denominator of which shall be 48.
     B. Agreement shall mean this Stock Option Agreement.
     C. Board shall mean the Corporation’s Board of Directors.
     D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
     (i) a shareholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
     (ii) a shareholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or
     (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders.
     E. Code shall mean the Internal Revenue Code of 1986, as amended.
     F. Common Stock shall mean the Corporation’s Class A Common Stock.
     G. Corporation shall mean Broadcom Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Broadcom Corporation, which shall by appropriate action adopt the Plan.

     H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
     I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
     J. Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.
     K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.
     L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
     (i) If the Common Stock is at the time traded on the NASDAQ Global Select MarketSM, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ Global Select Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
     (ii) If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
     M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
     N. Grant Notice shall mean the Notice of Grant of Stock Option, in written or electronic format, accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.
     O. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

     P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.
     Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
     R. Notice of Exercise shall mean the notice of exercise in form and substance as prescribed by the Corporation.
     S. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
     T. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.
     U. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     V. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is both (i) expected to result in death or determined to be total and permanent by two (2) physicians selected by the Corporation or its insurers and acceptable to Optionee or Optionee’s legal representative, and (ii) entitles Optionee to the payment of long-term disability benefits from the Corporation’s long-term disability plan. The process for determining Optionee’s Permanent Disability in accordance with the foregoing shall be completed no later than the later of (i) the close of the calendar year in which Optionee’s Service terminates by reason of the physical or mental impairment triggering the determination process or (ii) the fifteenth day of the third calendar month following such termination of Service.
     W. Plan shall mean the Corporation’s 1998 Stock Incentive Plan.
     X. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

     Y. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934, as amended.
     Z. Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee may subsequently continue to perform services for that entity.
     AA. Stock Exchange shall mean the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the New York Stock Exchange.
     BB. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.